UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2006

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2006, Tempur-Pedic International Inc. (the “Company”) entered into an Employment and Non-Competition Agreement (the “Employment Agreement”) with Richard Anderson, Executive Vice President and President, North America of the Company. On July 18, 2006, the Compensation Committee of the Board of Directors granted Mr. Anderson an option to acquire up to one hundred thousand (100,000) shares of Company’s common stock, $0.01 par value per share (the “Option Award”).

The Employment Agreement is effective as of July 18, 2006, the date of Mr. Anderson’s appointment as Executive Vice President and President, North America of the Company, for an initial one year term and will automatically renew for one year periods subject to a ninety (90) days notice of decision not renew by either the Company or Mr. Anderson. The Employment Agreement provides for, among other things, an initial base salary of $300,000 per year, eligibility to earn an annual performance based bonus targeted to be an amount equal to fifty percent (50%) of the base salary for that year, and a $600.00 per month automobile allowance. In addition, Mr. Anderson agreed not to compete with the Company during his employment with the Company and for two years following his termination of employment and not to solicit any employees of the Company for two years after the termination of employment.

The Option Award grants Mr. Anderson an option to purchase one hundred thousand (100,000) shares of the Company’s common stock, $0.01 par value per share, at an exercise price of $13.16, subject to the applicable vesting schedule. The vesting schedule provides that twenty-five percent (25%) of the shares shall become exercisable on the first anniversary of the Option Award, and for every annual anniversary date thereafter, twenty-five percent (25%) of such shares shall become exercisable until all shares have vested.

Item 2.02 Results from Operations and Financial Condition

On July 20, 2006, the Company issued a press release to announce its financial results for the second quarter ended June 30, 2006. This press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information in Item 2.02 of this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure

On July 20, 2006, the Company issued a press release announcing the appointment of Mr. Anderson as Executive Vice President and President, North America of the Company. A copy of this press release is furnished as Exhibit 99.2 to this report.

The information filed under Item 1.01 and furnished under Item 2.02 of this Form 8-K, including Exhibits 99.1 and 99.2 furnished herewith, is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release dated July 20, 2006, entitled “Tempur-Pedic Reports Second Quarter EPS Up 25% to $0.30”

99.2	Press Release dated July 20, 2006, entitled “Tempur-Pedic Announces Rick Anderson as EVP and President, North America”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2006

Tempur-Pedic International Inc.

By:	/s/ H. Thomas Bryant
Name:	H. Thomas Bryant
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated July 20, 2006, entitled “Tempur-Pedic Reports Second Quarter EPS Up 25% to $0.30”

99.2	Press Release dated July 20, 2006, entitled “Tempur-Pedic Announces Rick Anderson as EVP and President, North America”